                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of our report dated July 22, 2003, except for Note 1(q) and Note 3(c), as to which the date is January 22, 2004, relating to the financial statements of Casella Waste Systems, Inc., which appear in such Registration Statement. We also hereby consent to the use in this Registration Statement on Form S-4 of our report dated July 22, 2003 relating to the financial statement schedules which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA
February 19, 2004